EQUITY VENTURES GROUP, INC.

FINANCIAL CODE OF ETHICS

As a public company, it is of critical importance that Equity Ventures Group, Inc. (“Equity Ventures”) filings with the Securities and Exchange Commission be accurate and timely. Depending on their position with Equity Ventures, employees may be called upon to provide information to assure that Equity Ventures’ public reports are complete, fair, and understandable. Equity Ventures expects all of its employees to take this responsibility seriously and to provide prompt and accurate answers to inquiries related to Equity Ventures’ public disclosure requirements.

Equity Ventures’ Finance Department bears a special responsibility for promoting integrity throughout Equity Ventures, with responsibilities to stakeholders both inside and outside of Equity Ventures. The Chief Executive Officer (CEO), Chief Financial Officer (CFO), and Finance Department personnel have a special role both to adhere to the principles of integrity and also to ensure that a culture exists throughout Equity Ventures as a whole that ensures the fair and timely reporting of Equity Ventures’ financial results and conditions. Because of this special role, the CEO, CFO, and all members of Equity Ventures’ Finance Department are bound by Equity Ventures’ Financial Code of Ethics, and by accepting the Financial Code of Ethics, each agrees that they will:

-	Act with honesty and integrity, avoiding actual or actual conflicts of interest in personal and professional relationships.

-	Provide information that is accurate, complete, objective, relevant, timely and understandable to ensure full, fair, accurate, timely, and understandable disclosure in the reports and documents that Equity Ventures files with, or submits to, government agencies and in other public communications.

-	Comply with the rules and regulations of federal, state and local governments, and other appropriate private and public regulatory agencies.

-	Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing one’s independent judgment to be subordinated.

-	Respect the confidentiality of information acquired in the course of one’s work, except when authorized or otherwise legally obligated to disclose.
Confidential information acquired in the course of one’s work will not be used for personal advantage.

-	Share job knowledge and maintain skills important and relevant to stakeholders needs.

-	Proactively promote and be an example of ethical behavior as a responsible partner among peers, in the work environment and in the community.

-	Achieve responsible use of, and control over, all Equity Ventures assets and resources employed by, or entrusted to yourself, and your department.

-	Receive the full and active support and cooperation of Equity Ventures’
Officers, Sr. Staff, and all employees in the adherence to this Financial
Code of Ethics.

-	Promptly report to the CEO or CFO any conduct believed to be in violation of law or business ethics or in violation of any provision of this Code of
Ethics, including any transaction or relationship that reasonably could be expected to give rise to such a conflict. Further, to promptly report to the Chair of Equity Ventures’ Audit Committee such conduct if by the CEO or CFO or if they fail to correct such conduct by others in a reasonable period of time.

EQUITY VENTURES GROUP, INC.

FINANCIAL CODE OF ETHICS

As a public company, it is of critical importance that Equity Ventures Group, Inc. (“Equity Ventures”) filings with the Securities and Exchange Commission be accurate and timely. Depending on their position with Equity Ventures, employees may be called upon to provide information to assure that Equity Ventures’ public reports are complete, fair, and understandable. Equity Ventures expects all of its employees to take this responsibility seriously and to provide prompt and accurate answers to inquiries related to Equity Ventures’ public disclosure requirements.

Equity Ventures’ Finance Department bears a special responsibility for promoting integrity throughout Equity Ventures, with responsibilities to stakeholders both inside and outside of Equity Ventures. The Chief Executive Officer (CEO), Chief Financial Officer (CFO), and Finance Department personnel have a special role both to adhere to the principles of integrity and also to ensure that a culture exists throughout Equity Ventures as a whole that ensures the fair and timely reporting of Equity Ventures’ financial results and conditions. Because of this special role, the CEO, CFO, and all members of Equity Ventures’ Finance Department are bound by Equity Ventures’ Financial Code of Ethics, and by accepting the Financial Code of Ethics, each agrees that they will:

-	Act with honesty and integrity, avoiding actual or actual conflicts of interest in personal and professional relationships.

-	Provide information that is accurate, complete, objective, relevant, timely and understandable to ensure full, fair, accurate, timely, and understandable disclosure in the reports and documents that Equity Ventures files with, or submits to, government agencies and in other public communications.

-	Comply with the rules and regulations of federal, state and local governments, and other appropriate private and public regulatory agencies.

-	Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing one’s independent judgment to be subordinated.

-	Respect the confidentiality of information acquired in the course of one’s work, except when authorized or otherwise legally obligated to disclose.
Confidential information acquired in the course of one’s work will not be used for personal advantage.

-	Share job knowledge and maintain skills important and relevant to stakeholders needs.

-	Proactively promote and be an example of ethical behavior as a responsible partner among peers, in the work environment and in the community.

-	Achieve responsible use of, and control over, all Equity Ventures assets and resources employed by, or entrusted to yourself, and your department.

-	Receive the full and active support and cooperation of Equity Ventures’
Officers, Sr. Staff, and all employees in the adherence to this Financial
Code of Ethics.

-	Promptly report to the CEO or CFO any conduct believed to be in violation of law or business ethics or in violation of any provision of this Code of
Ethics, including any transaction or relationship that reasonably could be expected to give rise to such a conflict. Further, to promptly report to the Chair of Equity Ventures’ Audit Committee such conduct if by the CEO or CFO or if they fail to correct such conduct by others in a reasonable period of time.